EX-99.(17)(a)

GOLDMAN SACHS BDC, INC. 71 S WACKER DR., SUITE 500 CHICAGO, IL 60606

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	D05012-S98873	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GOLDMAN SACHS BDC, INC.

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

1.	Adopt the Amended and Restated Agreement and Plan of Merger, dated as of June 11, 2020 (the “Merger Agreement”), by and among Goldman Sachs BDC, Inc., a Delaware corporation (“GSBD”), Goldman Sachs Middle Market Lending Corp., a Delaware corporation, Evergreen Merger Sub Inc., a Delaware corporation and wholly owned direct subsidiary of GSBD, and Goldman Sachs Asset Management, L.P., a Delaware limited partnership (such proposal is referred to herein as the “GSBD Merger Proposal”), which proposal is contingent upon approval of each of the proposals listed below;	☐	☐	☐

2.	Approve an amended and restated certificate of incorporation of GSBD (“Amended and Restated GSBD Charter”), which would restrict stockholders that acquire shares of GSBD Common Stock (as defined below) pursuant to the merger from transferring such shares for certain periods of time (such proposal is referred to herein as the “GSBD Charter Amendment Proposal”), which proposal is contingent upon approval of the GSBD Merger Proposal and the proposal listed below; and	☐	☐	☐

3.	Approve the issuance of shares of GSBD common stock, $0.001 par value per share (“GSBD Common Stock”), pursuant to the Merger Agreement (such proposal is referred to herein as the “Merger Stock Issuance Proposal”), which proposal is contingent upon approval of each of the GSBD Merger Proposal and the GSBD Charter Amendment Proposal.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement and Shareholder Letter are available at www.proxyvote.com.

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D05013-S98873

GOLDMAN SACHS BDC, INC. Special Meeting of Stockholders [TBD] [TBD] This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Caroline Kraus, Secretary of Goldman Sachs BDC, Inc. (“GSBD”), and Neena Reddy, Assistant Secretary of GSBD, or either of them, as proxies of the undersigned, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of GSBD that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at (TBD) on (TBD), at the offices (TBD), and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. The proxies are also authorized, in their discretion, to vote upon such other matters as may come before the Special Meeting or any postponements or adjournments.

Continued and to be signed on reverse side